Exhibit 99.1

Envision Solar to Provide Shareholders with Corporate Update on Thursday, September 19, 2019

Management will host a conference call at 4:30 PM ET to provide an update on recent developments, corporate milestones and growth initiatives

SAN DIEGO, Sept. 06, 2019 (GLOBE NEWSWIRE) -- Envision Solar International, Inc., (Nasdaq CM: EVSI, EVSIW) (“Envision Solar,” or the “Company”), the leading producer of unique and sustainable infrastructure products for electric vehicle charging, energy security and outdoor media, today announced it will host a corporate update conference call on Thursday, September 19, 2019 at 4:30 PM ET. Management will discuss recent developments, corporate milestones and growth strategy during the call.

Participants are asked to pre-register for the call through the following link: http://dpregister.com/10134637. Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. Those without internet access or who are unable to pre-register may dial in by calling: 1-866-777-2509 (domestic), 1-412-317-5413 (international).  All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the “Envision Solar” call. The conference call will also be available through a live webcast, which can be accessed via the following link: https://services.choruscall.com/links/evsi190917.html, and is also available through the company’s website at: http://client.irwebkit.com/envisionsolar/events. A webcast replay of the call will be available approximately one hour after the end of the call through December 19, 2019. The replay can be accessed through the above links.

About Envision Solar International, Inc.

Envision Solar, www.envisionsolar.com, produces and sells unique and patented sustainable infrastructure products, for electric vehicle charging, energy security and outdoor media, including the EV ARC™ and the Solar Tree® with EnvisionTrak™ patented solar tracking, SunCharge™ solar Electric Vehicle Charging, ARC™ technology energy storage, and EnvisionMedia™ solar advertising displays.

Based in San Diego, the company produces Made in America products. Envision Solar is listed on the Nasdaq CM under the symbols EVSI and EVSIW. For more information visit www.envisionsolar.com or call (858) 799-4583. Follow us on social media to keep up with the latest news: Facebook, Twitter, Instagram, and YouTube.

Forward-Looking Statements

This Envision Solar International, Inc. press release may contain forward-looking statements. All statements in this press release other than statements of historical facts are forward-looking statements. Forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may,” or other words and similar expressions that convey the uncertainty of future events or results.

Media Contact:

Jules Abraham
Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

Investor Relations:

Tristan Traywick

Senior Account Director

CORE IR

516 222 2560

tt@coreir.com

www.coreir.com

Source: Envision Solar International, Inc.